As filed with the Securities and Exchange Commission on December 14, 2001
                                                     Registration No. 333-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------

                            ODYSSEY RE HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)

            Delaware                                             52-2301683
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            140 Broadway, 39th Floor,
                            New York, New York 10005
                                 (212) 978-4700
          (Address of Principal Executive Offices, including zip code)

                 ODYSSEY RE HOLDINGS CORP. RESTRICTED SHARE PLAN
                   ODYSSEY RE HOLDINGS CORP. STOCK OPTION PLAN
                           (Full titles of the plans)
                     ---------------------------------------


                              Donald L. Smith, Esq.
                                 General Counsel
                            Odyssey Re Holdings Corp.
                            140 Broadway, 39th Floor,
                            New York, New York 10005
                                 (212) 978-4700
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
    Title of Securities         Amount to Be        Proposed Maximum         Proposed Maximum          Amount of
      to Be Registered         Registered (1)        Offering Price              Aggregate         Registration Fee
                                                      Per Share (4)         Offering Price (4)            (4)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value       336,521 (2)        U.S. $15.11                $5,084,832.31           $1,215.28
$.01 per share                163,479 (3)        U.S. $15.11                $2,470,167.69           $  590.38
                              -----------                                   -------------           ---------
       Total                  500,000                                       $7,555,000.00           $1,805.66
---------------------------------------------------------------------------------------------------------------------


(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under the Odyssey Re Holdings Corp. Restricted Share Plan (the "Restricted Share Plan") and the Odyssey Re Holdings Corp. Stock Option Plan (the "Stock Option Plan") (collectively, the "Plans") registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock, par value $0.01 per share (the "Common Stock").

(2) Includes 144,218 shares of Common Stock that were exchanged from subordinate voting shares of Fairfax Financial Holdings Limited pursuant to the Fairfax Financial 1999 Restricted Share Plan (the "Fairfax Restricted Share Plan") on August 10, 2001 and

         192,303 shares of Common Stock that were exchanged from subordinate voting shares of Fairfax Financial Holdings Limited pursuant to the Fairfax Restricted Share Plan on November 12, 2001.

(3) Includes 28,258 shares of Common Stock that were exchanged from subordinate voting shares of Fairfax Financial Holdings Limited pursuant to the Fairfax Financial Holdings Limited International Stock Option Plan (the "Fairfax Stock Option Plan") on August 10, 2001 and 18,789 shares of Common Stock that were exchanged from subordinate voting shares of Fairfax Financial Holdings Limited pursuant to the Fairfax Stock Option Plan on November 12, 2001. Includes 47,226 shares of Common Stock subject to outstanding stock options granted pursuant to the Stock Option Plan and 69,206 shares of Common Stock available for future issuance pursuant to the Stock Option Plan.

(4) In accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act of 1933"), the Registration Fee, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange ("NYSE") on December 10, 2001.


                                   Page 2 of 8
                         Exhibit Index Appears on Page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.           Plan Information.

                  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the "Note" to Part I of Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information.

                  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated as of their respective dates in this Registration Statement by reference.

                  (a) the Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as filed with the Commission on June 14, 2001;

                  (b)(1) the Registrant's Quarterly Report on Form 10-Q, as filed with the Commission on August 7, 2001 (No. 001-16535);

                  (b)(2) the Registrant's Quarterly Report on Form 10-Q, as filed with the Commission on November 9, 2001 (No. 001-16535); and

                  (c) the description of the Registrant's Common Stock set forth under the heading "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (No. 001-16535), as filed with the Commission on June 8, 2001, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not required.

Item 5.           Interests of Named Experts and Counsel.

                  None.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  The Registrant's certificate of incorporation and by-laws provide for indemnification of its director and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  See attached Exhibit list.

Item 9.           Undertakings.

                  (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 14th day of December, 2001.


                                   ODYSSEY RE HOLDINGS CORP.



                                   By:   /s/  Andrew A. Barnard
                                      ------------------------------------------
                                      Name:   Andrew A. Barnard
                                      Title:  President, Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                            Title                                       Date
         ---------                                            -----                                       ----


/s/ Andrew A. Barnard                             Director and Principal Executive Officer               12/14/01
---------------------------------------
         Andrew A. Barnard


/s/ Charles D. Troiano                            Principal Financial and Accounting Officer             12/14/01
---------------------------------------
         Charles D. Troiano


/s/ V. Prem Watsa*                                 Director
---------------------------------------                                                                   12/14/01
         V. Prem Watsa


/s/ James F. Dowd*                                 Director
---------------------------------------                                                                   12/14/01
         James F. Dowd


/s/ Winslow W. Bennett*                            Director
---------------------------------------                                                                   12/14/01
         Winslow W. Bennett


/s/ Robbert Hartog*                                Director                                               12/14/01
---------------------------------------
         Robbert Hartog


/s/ Anthony F. Griffiths*                          Director
---------------------------------------                                                                   12/14/01
         Anthony F. Griffiths


/s/ Paul B. Ingrey*                                Director
---------------------------------------                                                                   12/14/01
         Paul B. Ingrey


/s/ Courtney Smith*                                Director
---------------------------------------                                                                   12/14/01
         Courtney Smith



*By:      /s/ Andrew A. Barnard
      ---------------------------------
              Attorney-in-fact

                                  EXHIBIT INDEX


 Number                 Title of Exhibit                                                         Page
 ------                 ----------------                                                         ----
  4.1                   Amended and Restated Certificate of Incorporation
                        (incorporated herein by reference to the
                        Registrant's Registration Statement on Amendment
                        No. 1 to Form S-1 (No. 333-57642), filed with the
                        Commission on May 4, 2001.

  4.2 Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Registration
                        Statement on Amendment No. 1 to Form S-1 (No.
                        333-57642), filed with the Commission on May 4, 2001.

  4.3                   Odyssey Re Holdings Corp. Restricted Share Plan
                        (incorporated herein by reference to the Registrant's Registration Statement on Amendment
                        No. 3 to Form S-1 (No. 333-57642), filed with the
                        Commission on June 7, 2001.

  4.4                   Odyssey Re Holdings Corp. Stock Option Plan
                        (incorporated herein by reference to the Registrant's Registration Statement on Amendment
                        No. 3 to Form S-1 (No. 333-57642), filed with the
                        Commission on June 7, 2001.

*23                     Consent of PricewaterhouseCoopers LLP.

*24                     Powers of Attorney.

----------------------------
*  Filed herewith.